EXHIBIT 23.1

                   CONSENT OF BONGIOVANNI & ASSOCIATES, CPA'S



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BONGIOVANNI & ASSOCIATES, P.A.              555 South Powerline Road
                                            Pompano Beach, Florida 33069

CERTIFIED PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------
(954) 975-9601 Office
(954) 979-6695 Fax

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
China Pharmaceutical, Inc. (FKA Wilmington Rexford, Inc.)

June 2, 2004

Gentlemen:

We hereby consent to the use of our audit report of China Pharmaceutical, Inc. (FKA Wilmington Rexford, Inc.) dated February 13, 2004 for the year ended September 30, 2003 in the Form S-8 of China Pharmaceutical, Inc. (FKA Wilmington Rexford, Inc.) Dated June 2, 2004.



/s/ BONGIOVANNI & ASSOCIATES